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                                                                    Exhibit 23.1

                      [Letterhead of Shearman & Sterling]


                                August 1, 1995


Morgan Stanley Group Inc.
Morgan Stanley Finance plc

c/o Morgan Stanley Group Inc.
1251 Avenue of the Americas
New York, New York  10020


                           Morgan Stanley Group Inc.
                           Morgan Stanley Finance plc
                              8.40% Capital Units
                           --------------------------

Ladies and Gentlemen:

          We have acted as special tax counsel to Morgan Stanley Group Inc. and Morgan Stanley Finance plc (the "Registrants") in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended, of a Prospectus Supplement dated July 27, 1995 contained in the Registrants' Registration Statement on Form S-3 (Registration No. 33-58611) (the "Registration Statement").

          We are of the opinion that the discussion in the Prospectus Supplement under the caption "Certain Tax Considerations," insofar as it relates to statements of law or legal conclusions under the laws of the United States or matters of United States law fairly presents the information called for and fairly summarizes the matters referred to therein.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                         Very truly yours,


                                         /s/ Shearman & Sterling